                                                                  CONFORMED COPY



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   _________________________________________

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 15, 2000

                             WHIRLPOOL CORPORATION
       -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        1-3932                  38-1490038
----------------------------        ----------------         -------------------
(State or other jurisdiction        (Commission File          (I.R.S. Employer
     of incorporation)                   Number)             Identification No.)



     2000 M63 North,  Benton Harbor, Michigan                    49022-2692
     ----------------------------------------------------------------------
     (Address of principal executive officers)                   (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code
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5. Other Events
   ------------

     On March 15, 2000, the registrant issued a press release confirming current analyst estimates of earnings for 2000 at $6.24 per diluted share, announcing long-term financial performance goals, and the anticipated introduction of new products to the global market


Item 7. Financial Statements and Exhibits
        ---------------------------------

     Copy of press release dated March 15, 2000.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WHIRLPOOL CORPORATION
                                 Registrant



Date: March 21, 2000          By:  /s/ Robert T. Kenagy
                                 -------------------------------------
                                 Name: Robert T. Kenagy
                                 Title: Associate General Counsel and Secretary
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                                                                         EXHIBIT
                                                                         -------

                                          Contact:


          WHIRLPOOL CORPORATION OUTLINES GLOBAL GROWTH STRATEGY AND
                               PERFORMANCE GOALS
               Company Confirms 2000 Consensus Earnings Estimates
                   Company Announces Innovative New Products
                    Company Outlines Global E-Business Plans

     BENTON HARBOR, Mich. - Mar. 15, 2000 - Whirlpool Corporation (NYSE: WHR) in a meeting today with Wall Street analysts and fund managers is outlining broad elements of its global, brand-focused business strategies. During today's meeting the company is also outlining its performance goals related to those strategies, presenting several innovative new products and providing an overview of several other company-wide initiatives.

     At the same time, the company remains comfortable with current Wall Street consensus earnings estimates of $6.24 per diluted share for the year 2000, which represents a 17 percent improvement over the company's record 1999 full-year core earnings performance of $5.35 per diluted share.

     Whirlpool Chairman and CEO, David R. Whitwam said, "We continue to see our businesses become increasingly more regionally balanced as our positive momentum and performance continues around the world. The North American appliance industry continues to outpace last year's record levels. Europe's economic recovery is producing broad gradual growth of appliance industry shipments. The Brazilian economy and appliance industry continue to grow positively, and our major markets in Asia are performing well. And, we continue to outperform the positive industry trends in all of these major markets."

     Long-Term Financial Goals

     The company previously announced long-term financial performance goals that include sales growth of 6 to 10 percent per year and earnings growth of 15 to 20 percent per year. The company translated these goals into year 2002 targets of $13.2 billion in sales, operating profit of $1.5 billion, equivalent to an 11.3 percent operating margin. These targets compare to 1999 actual performance of $10.5 billion in sales, $875 million in operating profit and an 8.3 percent operating margin.

                                    - more -

Whirlpool Outlines Future Performance -add one
----------------------------------------------

     Whitwam said, "While these performance targets are aggressive, our underlying plans for our brands give us confidence that we can drive significant sales growth, leverage those sales into continuing earnings improvement, and in the end, deliver on these targets. By delivering on the current Wall Street consensus earnings estimate of $6.24 per diluted share in 2000, we will have grown our core earnings per share at a compounded annual rate of 30 percent per year during the 4-year period. We strongly believe that our unique global platform, including our global market share position that is 40 percent larger than our closest competitor, will allow us to deliver on these goals."

     "This performance will be driven by our unique operational, productivity and quality capabilities leveraged across our entire global enterprise in combination with the power of our leading brands to deliver consumers unique and innovative product and service solutions around the world," added Whitwam. "A decade ago the Whirlpool brand was primarily marketed to consumers in the United States. Today, through our aggressive global growth, the Whirlpool brand is the single largest selling appliance brand across the world. And, with the plans we've detailed, we intend to build upon this global leadership position."

     New Product Introductions

     At the meeting the company is previewing a number of innovative new product introductions that will come to various global markets during the next 18 months. Whirlpool President and COO, Jeff M. Fettig said, "We will bring more new and innovative consumer solutions to the global market over the next year and a half than any time in our history. We believe these will be high impact and uniquely innovative products that will enhance sales growth and expand operating margins through the premium positioning we expect in the marketplace."

     Among the products on display at the meeting are two new speed-cooking innovations. The new Whirlpool brand Speed Cook oven helps busy consumers put delicious meals on the table in half the time it normally takes with a conventional oven. The new KitchenAid brand UltimaCook oven, which features enough oven capacity to hold a 12-pound turkey, also helps consumers prepare meals in a fraction of the time.

                                    - more -

Whirlpool Outlines Future Performance -add two
----------------------------------------------

     The company is displaying the new Whirlpool brand Conquest side-by-side refrigerator that boasts a revolutionary in-the-door-ice system designed to free up extra storage space in the freezer. The Conquest also features Whirlpool's exclusive UltraEase water filtration system and a new design of gently contoured doors.

     Also on display at the meeting will be the new Whirlpool brand Whispure Air Purifier, a groundbreaking new product combining advanced airflow design and exclusive Filtrete True HEPA Filter technology from 3M to produce the quietest and cleanest high efficiency air purifier on the market today.

     The company is demonstrating a new Whirlpool brand clothes washer with Whirlpool's patented Catalyst Cleaning Action technology that virtually eliminates the need to pre-treat clothes, producing unsurpassed cleaning performance and the whitest whites. The company is also showcasing a new-to-the-world clothes washing product platform. This new design will offer consumers the appliance industries' highest energy efficiency, largest capacity and best cleaning performance while treating garments with a gentleness unsurpassed in the top-loading washer product category.

     In addition, the company is demonstrating it's soon to be introduced clothes care system. The innovative new global product allows consumers to refresh garments to a ready-to-wear state without traditional washing, drying or dry cleaning.

     Global E-Business Plans and Integrated Home Solutions

     At the meeting the company will present an overview of its extensive e-business plans that use new technologies to enable and create new possibilities for reaching and serving consumers worldwide. One example that will be demonstrated at the meeting is Whirlpool Web World, a global Internet portal that allows suppliers, trade partners and employees to interact directly with the company. Additionally, the company is presenting an overview of its recently announced plans to provide consumers, worldwide, with an Integrated Home Solutions package of Internet-enabled products and enhanced services designed to make management of day-to-day activities in and around the home easier and more convenient.

                                    - more -

Whirlpool Outlines Future Performance -add three
------------------------------------------------

     In addition, the company is also expecting to shortly announce its first major collaboration with a large land developer to create a sizable, mixed-use planned community that would utilize the company's Integrated Home Solutions package of Internet-enabled products and services. The new Whirlpool and KitchenAid brand Internet-enabled home solutions will be available to homeowners in the new community offering them new levels of innovation, functionality, and convenience. The new products and associated enhanced services will be supported by Cisco's Systems' Internet home gateway technology and Sun Microsystems' Java(TM) and Jini(TM) technologies.

     "We firmly believe that our focus on these new technologies will enable us to further our global business strategy of serving consumers with unique branded solutions that help them manage their home activities. And, we expect to make further announcements in this exciting and fast developing part of our company," added Fettig.

     Share Repurchase Update

     Lastly, the company is confirming that it has completed, earlier than planned, the 1999 stock buyback authorization totaling $250 million, resulting in the repurchase of 4.2 million shares. In addition, the company is confirming that it has already started to purchase additional shares under the recently authorized $750 million share repurchase program extension. The company currently has approximately 73 million shares outstanding.

     Whirlpool Executive Vice President and CFO, Mark E. Brown said, "These two repurchase programs are made possible by the strong operating earnings and cash flow performance of our business, and reflects our belief that our stock is significantly undervalued today."

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

                                      ###

This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. There are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the Company's most recently filed Form 10-Q and/or Form 10-K.

Whirlpool Media Contacts                 Whirlpool Investor Contact
------------------------                 --------------------------
Christopher Wyse                         Tom Filstrup
616-923-3417                             616-923-3189
christopher_j_wyse@email.whirlpool.com   thomas_c_filstrup@email.whirlpool.com
Or
Zen Yinger
616-923-5978
zen_m_yinger@email.whirlpool.com